POWER OF ATTORNEY

WHEREAS the undersigned are the Trustees of New River Funds, a Delaware statutory trust, which does business as an open-end diversified investment company (mutual fund), and

WHEREAS the New River Funds, registered its shares with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940 and with the Securities Departments of the various states and the District of Columbia.  Now, therefore,

KNOW ALL MEN BY THESE PRESENTS:

THAT the undersigned does hereby appoint each of the persons hereinafter set out as his attorney each with the power to act severally in the name of the undersigned and to execute on his behalf all forms and documents required by the Securities and Exchange Commission, or any state of the United States of America, or the District of Columbia, in connection with the continued registration of the securities of the New River Funds and in the maintenance of such registrations:

Doit L. Koppler II

Theodore Fisher

Robert Patzig

Andrew Rogers

IN WITNESS WHEREOF, I have hereunto set my hand this 19th day of October 2005.

_/s/ Leon Peter Fletcher, Ph.D_____________________

L. Peter Fletcher, Ph. D

Sworn to before me this 19th day of October, 2005.

/s/ Constance D. Patterson____________________

Notary Public – Commission Expires 9-30-2007